EXHIBIT 99

                                 Protalex, Inc.
                      (A Company in the development stage)

                                  BALANCE SHEET
                                   (Unaudited)

                                November 30, 1999

     ASSETS

CURRENT ASSETS
    Cash .......................................................      $  82,760
                                                                      ---------

        Total current assets ...................................         82,760

EQUIPMENT
    Computer equipment .........................................         15,528
                                                                      ---------

        Total Equipment ........................................         15,528

OTHER ASSETS
    Note receivable ............................................        118,547
     Interest receivable .......................................          2,497
     Intellectual Technology License
       (stated net of accumulated
         amortization of $84) ..................................         20,216
                                                                      ---------

                                                                        141,260
                                                                      ---------

                                                                      $ 239,548
                                                                      =========

LIABILITIES

CURRENT LIABILITES
    Professional fees payable ..................................      $  15,470
    Interest payable ...........................................          7,762
    Related party advance and
        License fee payable ....................................         40,000
    Payroll withholding ........................................            351
                                                                      ---------

        Total current liabilities ..............................         63,583

LONG TERM LIABILITIES
    Note payable to individual .................................        368,546
                                                                      ---------

        Total liabilities ......................................        432,129



STOCKHOLDERS' DEFICIT

Common stock, no par value,
      authorized 40,000,000 shares,
        issued and outstanding
        9,246,436 shares .......................................        238,847
Common stock, contra ...........................................       (368,547)
      Deficit accumulated during the
        development stage ......................................        (62,881)
                                                                      ---------

                                                                       (192,581)
                                                                      ---------

                                                                      $ 239,548
                                                                      =========


                                 Protalex, Inc.
                      (A Company in the development stage)

                             STATEMENTS OF OPERATIONS
                                   (Unaudited)

          From inception (September 17, 1999) through November 30, 1999

                                           Period Ended        Inception through
                                         November 30, 1999     November 30, 1999
                                         -----------------     -----------------

Revenue
Interest .................................   $  2,497             $  2,497

Expenses
    Salaries .............................      7,066                7,066
    Professional fees ....................     42,862               42,862
    Interest .............................      7,762                7,762
    Administrative .......................      3,100                3,100
    Development ..........................      3,717                3,717
    Payroll taxes ........................        787                  787
    Amortization .........................   $     84             $     84
                                             --------             --------

                                               65,378               65,378
                                             --------             --------

NET LOSS .................................   $(62,881)            $(62,881)
                                             ========             ========

    Loss per common share ................   $   (.01)            $   (.01)
                                             ========             ========



                                 Protalex, Inc.
                      (A Company in the development stage)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

          From inception (September 17, 1999) through November 30, 1999


                                                        Period       Inception
                                                         ended        through
                                                      November 30,  November 30,
                                                          1999          1999
                                                      ------------  ------------
Cash flow from operating activities
    Net loss .......................................   $ (62,881)   $ (62,881)
    Adjustments to reconcile net loss
      To net cash provided by operating activities
          amortization of license ..................          84           84
      (Increase) in interest receivable ............      (2,497)      (2,497)
       Increase in payroll withholding .............         351          351
       Increase in interest payable ................       7,762        7,762
       Increase in professional fees payable .......      15,471       15,471
       Increase in related party advance and
         License fee payable .......................      40,000       40,000
                                                       ---------    ---------

           Net cash provided by operating activities      (1,710)      (1,710)
                                                       ---------    ---------

Cash flows from investing activities
    Acquisition of intellectual technology license
      Fee portion ..................................     (20,000)     (20,000)
    Excess of amounts paid for Public Shell
      over assets acquired to be accounted
      for as a recapitalization ....................    (250,000)    (250,000)
    Note receivable from individual ................    (118,547)    (118,547)
    Issuance of note payable in individual .........     368,546      368,546
    Acquisition of computer equipment ..............     (15,528)     (15,528)
                                                       ---------    ---------

          Net cash used in investing activities ....     (35,529)     (35,529)
                                                       ---------    ---------

Cash flows from financing activities
    Proceeds from stock issuance ...................     120,000      120,000
                                                       ---------    ---------

         Net cash used in financing activities .....     120,000      120,000
                                                       ---------    ---------

NET INCREASE IN CASH ...............................      82,761       82,761

Cash beginning of period ...........................           0            0
                                                       ---------    ---------

Cash, end of period ................................   $  82,761    $  82,761
                                                       =========    =========



                                 Protalex, Inc.
                      (A Company in the development stage)

                          NOTES TO FINANCIAL STATEMENT
                                   (Unaudited)


1.       NOTES TO INTERIM FINANCIAL STATEMENTS

The interim financial data is unaudited, however in the opinion of management, the interim data includes all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations, although the Company believes that the disclosures included herein are adequate to make the information presented not misleading.

The organization and business of the Company, accounting Company policies followed by the Company and other information are contained in the notes to the Company's financial statements filed as part of the Company's October 31, 1999 Form 10-SB. This quarterly report should be read in conjunction with such annual report.

2.       GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company is a development stage enterprise and does not have operating revenue nor anticipate generating operating revenue for the foreseeable future. The ability of the Company to continue as a going concern is dependent initially on its ability to raise sufficient investment capital to fund all necessary operations and product development activities. Secondly, the Company must develop products that are regulatory approved and market accepted to generate operating revenue. There is no assurance that these plans will be realized in whole or in part. The financial statements do not
include  any   adjustments   that  might   result  from  the  outcome  of  these
uncertainties.

3.       LOSS PER COMMON SHARE

Loss per common share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding for the period.

4.       COMPARABLES

The Company was incorporated on September 17, 1999. Therefore there are no comparable prior periods to present on the statement of operations and cash flows.